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                                                                   Exhibit 3(ii)

                              BRACKNELL CORPORATION

                                  BY-LAW NO. 1

         A by-law relating generally to the conduct of the affairs of the Corporation.

                                 INTERPRETATION

         1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

                  (a) "Act" means the Business Corporations Act, 1982, S.O. 1982, c. 4 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

                  (b) "Regulations" means the Regulations made under the Act as from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

                  (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

                  (d) all terms which are contained in the by-laws and which are defined in the Act or the Regulations shall have the meaning respectively given to such terms in the Act or the Regulations; and

                  (e) the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

                                      SEAL

         2. The Corporation may but need not have a Corporate seal. Any corporate seal adopted for the Corporation shall be such as the directors may by resolution from time to time approve.

                              MEETINGS OF DIRECTORS

         3. Place of Meetings. Meetings of the directors may be held within or outside Ontario and it shall not be necessary in any financial year of the Corporation to hold a majority of the meetings of the directors at a place within Canada.

         4. Notice. A meeting of directors may be convened by the Chairman of the Board, the President if he is a director, a Vice-President who is a director or the directors at any time and the Secretary, when directed or authorized by any of such officers or the directors, shall convene a meeting of directors. Subject to subsection 126(8) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 21 of this by-law not less than two days (exclusive of the day on which


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the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner and at any time waive notice of a meeting of directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called; provided further that meetings of directors may be held at any time without notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business an the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice before or after the date of such meeting.

                  If the first meeting of the directors following the election of directors by the shareholders is held immediately thereafter, then for such meeting or for a meeting of the directors at which a director is appointed to fill a vacancy in the board, no notice shall be necessary to the newly elected or appointed directors or director in order to legally constitute the meeting, provided that a quorum of the directors is present.

         5. Quorum. A majority of the authorized number of directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors unless a quorum of the directors is present and, except as otherwise permitted by the Act, a majority of directors present are resident Canadians.

         6. Chairman and Voting. The Chairman of the Board shall, when present, preside at all meetings of the directors. If the Chairman of the Board is absent from any meeting then the President, if he is a director, shall preside at such meeting. If the President is not a director or if both the Chairman of the Board and the President are absent from any meeting, a director designated by the directors present at the meeting shall preside at such meeting.

                  Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall have a second or casting vote.

                   SUBMISSION OF CONTRACTS OR TRANSACTIONS TO
                            SHAREHOLDERS FOR APPROVAL

         7. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 132 of the Act any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS

         8. Interests of Directors and Officers. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by section 132 of the Act, it is declared that no director or officer shall be disqualified from his office by, or vacate his office by reason of, holding any office or


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place of profit under the Corporation or under any body corporate in which the
Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested in or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of section 132 of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the corporation, or is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contracts or transactions but each such director may be counted to determine the presence of a quorum at the meeting of directors where such vote is being taken.

         9. Liability of Directors and Officers. Except as otherwise provided in the Act, no director or officer for the time being of the Corporation Shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or an behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation Shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such person, as the case may be, from receiving proper remuneration for such services.

                      INDEMNITIES TO DIRECTORS AND OFFICERS

         10. Subject to the provisions of section 136 of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a


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director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

                             SHAREHOLDERS' MEETINGS

         11. Annual Meeting. Subject to the provisions of section 94 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the board of directors may determine and shall be held at any place in or outside Ontario as the directors determine or, in the absence of such determination, at the place where the registered office of the corporation is located.

         12. Special Meetings. Special meetings of the shareholders may be convened by order of the Chairman of the Board, the President if he is a director, a Vice-President who is a director or by the board of directors at any date and time and shall be held at any place in or outside Ontario as the directors determine or, in the absence of such determination, at the place where the registered office of the Corporation is located.

         13. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Corporation in the manner specified in paragraph 21 of this by-law, not less than twenty-one days but not more than fifty days (in each case, subject to clause 1(1)13 of the Act, exclusive of the day on which the notice is delivered or sent and inclusive of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business, as defined in section 96(5) of the Act, is to be transacted shall state or be accompanied by a statement of (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution or by-law to be submitted to the meeting.

         14. Omission of Notice. The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

         15. Chairman. The Chairman of the Board shall, when present, preside at all meetings of the shareholders. If the Chairman of the Board is absent from any meeting then the President, if he is a director, shall preside at such meeting. In the event that the President is not a director or that both the Chairman of the Board and the President are absent from any meeting, the persons who are present and entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be chairman.

         16. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.


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                  At any meeting unless a ballot is demanded a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

                  A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

                  Where two or more persons hold the same share or shares jointly, one of those holders present at a meeting of shareholders may, in the absence Of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

         17. Proxies. The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or telecopier or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or telecopier or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or telex or telecopier or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

         18. Adjournment. The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case subject to subsection 96(4) of the Act notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

         19. Quorum. A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing less than twenty per cent of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting.

                  No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 18 with regard to notice shall apply to such adjournment.


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                                     SHARES

         20. Certificates. Share certificates and the form of stock transfer power on the reverse side hereof shall (subject to section 56 of the Act) be in such form as the board of directors may by resolution approve and such Certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing.

                  The signature of the Chairman of the Board or the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board or the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid for all intents and purposes as if they had been signed manually. Where the Corporation has appointed a registrar, transfer agent or branch transfer agent or other authenticating agent for the shares (or for the shares of any class or classes) of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent such certificates so signed shall be as valid for all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

                                     NOTICES

         21. Service. Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex or telecopy to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or the most recent notice filed under the Corporations Information Act, whichever is the most current and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

         22. Securities Registered in More Than One Name. All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficiently given to all of the holders of such shares.

         23.      Persons Becoming Entitled by Operation of Law. Subject to
Section 67 of the Act, every person who by operation of law, transfer or any other means whatsoever shall become entitled to any share or shares of the Corporation shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall have been duly given to the person or persons from whom he derives his title to such share or shares.


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         24.      Deceased Shareholders. Subject to section 67 of the Act, any notice or other document delivered or sent by post, telegram or telex or telecopy or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such shares.

                  25. Signature to Notices. The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                  26. Computation of Time. Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice or document shall not, unless it is otherwise provided, be counted in such number of days or other period.

                  27. Proof of Service. With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 21 of this by-law and put into a Post Office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class or the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                            CHEQUES, DRAFTS AND NOTES

         28. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

                            EXECUTION OF INSTRUMENTS

         29.      (1)      Contracts, documents or instruments in writing
requiring the signature of the Corporation may be signed by

                  (a) any two of the Chairman of the Board, the President, a Vice-President, the Secretary and the Treasurer;

                  (b)      any two directors; or

                  (c) any one of the aforementioned officers together with any one director;

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.


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         29.      (2)      The board of directors shall have power from time to
                           time to

                  (a) appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing; or

                  (b) authorize the manner in which and the person or persons by whom any particular contracts, documents or instruments in writing or any class thereof (which class may include, without limitation, contracts, documents or instruments in writing in the ordinary course of business of an operating division of the Corporation) may or shall be signed.

         29.      (3)      The corporate seal of the Corporation, if any, may be
affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

         29.      (4)      The term "contracts, documents or instruments in
writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations and conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

         29.      (5)      In particular without limiting the generality of the
                           foregoing

                  (a) any two of the Chairman of the Board, the President, a Vice-President, the Secretary and the Treasurer;

                  (b)      any two directors; or

                  (c) any one of the aforementioned officers together with any one director;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, convecting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

         29.      (6)      Notwithstanding any other paragraph of this section
                           29,

                  (a) officers of the Corporation appointed by the board as officers of a division of the Corporation and who are not also directors of the Corporation shall be entitled to sign only those contracts, documents or instruments in writing which relate to the business of such division and such other contracts, documents or instruments in writing which the board authorizes any officer or officers of the Corporation to sign pursuant to paragraph 29.(2) hereof; and

                  (b) employees of a division of the Corporation authorized to sign instruments pursuant to paragraph 29.(2) hereof and who are not also directors or officers of the Corporation shall be entitled to sign only those contracts, documents or


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                           instruments in writing which relate to the business
                           of such division and which form part of a class of instruments which the board so authorizes such employees to sign and such other instruments which the board authorizes any such employees to sign pursuant to paragraph 29.(2) hereof.

         29.      (7)      The signature or signatures of the Chairman of the
Board, the President, a Vice-President, the Secretary, the Treasurer, or any director or directors of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by the board of directors may, if specifically authorized by the board of directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or the officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the board of directors shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or hands, debentures or other securities of the Corporation.

                                 FINANCIAL YEAR

         30. The financial year of the Corporation shall terminate on such date in each year as the board of directors may from time to time by resolution determine.

         ENACTED this 31st day of March, 1989.


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          President                                   Secretary


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